AMENDMENT NO. 1
TO THE
PURCHASE AGREEMENT FOR THE
MEMBERSHIP UNITS OF
RXCOMPOUNDSTORE.COM, LLC & PEAKS CURATIVE, LLC

THIS AMENDMENT NO. 1 (the "**Amendment**") to the Purchase Agreement for the Membership Units of RXCompoundStore.com, LLC and Peaks Curative, LLC by Earth Science Tech, Inc., dated November 3, 2021 (the "**Agreement**"), is hereby amended as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2. Amendments to the Agreement.

(a) The Parties as set forth in the Preamble of the Agreement and in the Agreement itself are hereby amended as follows:

(i) Earth Science Tech, Inc., a Nevada corporation as *Buyer*;

(ii) RxCompoundStore.com, LLC, a Florida limited liability company as *RxCompound*;

(iii) Peaks Curative, LLC, a Florida limited liability company as *Peaks*;

(iv) Mario Tabraue as *Manager* for RxCompound and Peaks and as *Seller*;

(v) Frank Garcia, Mario Portela, Jose Rodriguez, Adrian Raventos, and Sam Garcia each individually an *Interested Party* and collectively hereinafter the *Interested Parties* by virtue of their financial support of and investment into RxCompound and Peaks.

(b) Section 2 of the Agreement is hereby amended as follows:

The Purchase Price to be paid to the Seller and Interested Parties by Buyer is 53,700,000 shares of Buyer's Common stock allocated as follows:

(i) Mario Tabraue – 12,750,000 shares;

(ii) Jose Rodriguez – 19,750,000 shares;

(iii) Mario Portela – 17,000,000 shares;

(iv) Adrian Raventos – 2,000,000 shares;

(v) Frank Garcia – 2,000,000 shares; and

(vi) Sam Garcia – 200,000 shares.

The Purchase Price shall be due and payable by Buyer upon execution of this Amendment.

3. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT AND IN THIS AMENDMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY'S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY'S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 3.

4. Miscellaneous.

(a) This Amendment and all related documents, and all matters arising out of or relating to this Amendment, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Florida.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of

an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(*Remainder of page left blank; Signature page follows*)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of November 8, 2022.

SELLER

DocuSigned by:
By_______________
921DC779615F432...
Mario Tabraue, an individual

BUYER

EARTH SCIENCE TECH, INC.

DocuSigned by:
By_______________
653DFEA149904C0...
Name: Nickolas Tabraue
Title: CEO

INTERESTED PARTIES

DocuSigned by:
By_______________
D32275DCFD154F9...
Mario Portela, an individual

DocuSigned by:
By_______________
C58E5D777B674C3...
Jose Rodriguez, an individual

DocuSigned by:
By_______________
CA7DE008CF9C46F...
Frank Garcia, an individual

DocuSigned by:
By_______________
22D1F40E667348C...
Sam Garcia, an individual

DocuSigned by:
By_______________
1D16794BFDEF463...
Adrian Raventos, an individual

ACKNOWLEDGED AND AGREED

RXCOMPOUNDSTORE.COM, LLC

DocuSigned by:
By: _______________
921DC779615F432...

Name: Mario Tabraue

Title: Manager

PEAKS CURATIVE, LLC

DocuSigned by:
By: _______________
921DC779615F432...

Name: Mario Tabraue

Title: Manager